EXHIBIT 99.1
News Release

HP Reports Fourth Quarter 2009 Results

Editorial contacts:

David Shane, HP
+1 650 857 3859
corpmediarelations@hp.com

Christina Schneider, HP
+1 650 857 8222
corpmediarelations@hp.com

Gina Giamanco, HP
+1 650 857 7582
corpmediarelations@hp.com

HP Investor Relations
+1 650 857 2246
investor.relations@hp.com

HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

●	Fourth quarter GAAP diluted EPS of $0.99, up 18% from $0.84 a year earlier
●	Fourth quarter Non-GAAP diluted EPS of $1.14, up 11% from $1.03 a year earlier
●	Fourth quarter net revenue of $30.8 billion, down 8% or down 5% in constant currency from the prior year; up 12% sequentially
●	Fiscal 2009 net revenue of $114.6 billion, down 3% or up 1% in constant currency
●	Services margins up nearly 5 points with significant growth in signings
●	HP claims top spot in U.S. enterprise PC market with double-digit Y/Y share gains
●	China fourth quarter revenue up more than 20%

PALO ALTO, Calif., Nov. 23, 2009 – HP today announced financial results for its fourth fiscal quarter ended Oct. 31, 2009, with net revenue of $30.8 billion, down 8% from a year earlier and down 5% when adjusted for the effects of currency.

In the fourth quarter, GAAP diluted net earnings per share (EPS) were $0.99, compared with $0.84 in the prior-year period. Non-GAAP EPS were $1.14, compared with $1.03 in the prior-year period. Non-GAAP financial information excludes after-tax costs related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges of approximately $0.15 per share and $0.19 per share in the fourth fiscal quarter of 2009 and 2008, respectively.

“HP’s solid performance in Services drove record profit, and the accelerated pace in signings creates strong momentum going into 2010,” said Mark Hurd, chairman and chief executive officer, HP.  “Our operational execution and improving cost structure generated strong quarterly and year-end results.  We expect to outperform the market due to our significant scale, broad portfolio and market-leading position.”

	Q4 FY09	Q4 FY08	Y/Y	FY09	FY08	Y/Y
Net revenue ($B)	$ 30.8	$ 33.6	-8%	$ 114.6	$ 118.4	-3%
GAAP operating margin	10.2%	8.2%	2.0 pts	8.8%	8.8%	0.0 pts
GAAP net earnings ($B)	$ 2.4	$ 2.1	14%	$ 7.7	$ 8.3	-8%
GAAP diluted EPS	$ 0.99	$ 0.84	18%	$ 3.14	$ 3.25	-3%
Non-GAAP operating margin	11.8%	10.1%	1.7 pts	11.0%	10.0%	1.0 pts
Non-GAAP net earnings ($B)	$ 2.8	$ 2.6	7%	$ 9.4	$ 9.3	1%
Non-GAAP diluted EPS	$ 1.14	$ 1.03	11%	$ 3.85	$ 3.62	6%

Information about HP's use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Full Year Fiscal 2009
Net revenue for the full fiscal year 2009 was $114.6 billion, down 3% compared with the prior-year period or up 1% when adjusted for the effects of currency. GAAP operating profit was $10.1 billion and GAAP diluted EPS was $3.14, down from $3.25 in the prior year. Non-GAAP operating profit was $12.6 billion, with non-GAAP diluted EPS of $3.85, up from $3.62 in the prior-year period. Non-GAAP financial information excludes $1.7 billion of adjustments on an after-tax basis, or $0.71 per diluted share, related to the amortization of purchased intangible assets, restructuring charges, acquisition-related charges and in-process research and development charges.

“Relentless focus on driving efficiencies across the business has given HP a significant competitive advantage,” said Cathie Lesjak, executive vice president and chief financial officer, HP. “Our skill in executing strong acquisitions and integrating them seamlessly improves the value of our portfolio, strengthens the business and contributes to our ability to expand in key growth markets in the future.”

Fourth quarter revenue declined 3% in the Americas to $13.6 billion. Revenue was down 17% in Europe, the Middle East and Africa and 1% in Asia Pacific to $11.7 billion and $5.4 billion, respectively. When adjusted for the effects of currency, revenue was down 1% in the Americas while declining 10% in Europe, the Middle East and Africa and 1% in Asia Pacific versus the prior-year period. Revenue from outside of the United States in the fourth quarter accounted for 64% of total revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) declining 4% over the prior-year period while accounting for 10% of total HP revenue. China revenue increased more than 20% from the prior year.

Services
Services revenue increased 8% to $8.9 billion. Infrastructure Technology Outsourcing reported revenue of $4.1 billion while Technology Services, Application Services and Business Process Outsourcing posted revenue of $2.5 billion, $1.5 billion and $778 million, respectively. Operating profit was $1.4 billion, or 16.2% of revenue, up from $945 million, or 11.4% of revenue, in the prior-year period. With the EDS integration tracking ahead of plan, services ended the fiscal year with strong momentum in signings and a significant number of new logo wins.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $4.2 billion, down 17%. Storage revenue declined 20% with the midrange EVA product line down 23%. Industry Standard Server revenue declined 10% and Business Critical Systems revenue declined 33%, while ESS blade revenue was down 8%. Operating profit was $481 million, or 11.4% of revenue, down from $705 million, or 13.9% of revenue, in the prior-year period.

HP Software
HP Software revenue declined 16% to $967 million. Business Technology Optimization revenue declined 16% and Other Software revenue declined 15% over the prior-year period. Operating profit was $234 million, or 24.2% of revenue, up from $211 million, or 18.4% of revenue, in the prior-year period.

Personal Systems Group
Personal Systems Group (PSG) posted an increase of unit shipments of 8% and maintained the leading market share position in PCs worldwide. PSG revenue declined 12% to $9.9 billion. Notebook revenue for the quarter was down 8%, while Desktop revenue declined 16%. Commercial client revenue was down 15%, while Consumer client revenue decreased 8%. Operating profit was $460 million, or 4.7% of revenue, down from $616 million, or 5.5% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue declined 15% to $6.5 billion. Supplies revenue was down 8% while Commercial hardware revenue and Consumer hardware revenue declined 32% and 17%, respectively. Printer unit shipments decreased 20%, with Commercial printer hardware units down 38% and Consumer printer hardware units down 14%. Operating profit was $1.2 billion, or 18.1% of revenue, versus $1.2 billion, or 15.3% of revenue, in the prior-year period.

HP Financial Services
HP Financial Services (HPFS) reported revenue of $726 million, up 5% from the prior-year period. Financing volume increased 6%, and net portfolio assets increased 21%. Operating margin was 9.1% of revenue, up from 7.4% in the prior-year period.

Asset management
HP generated $3.4 billion in cash flow from operations for the fourth quarter. Inventory ended the quarter at $6.1 billion, down 4 days. Accounts receivable of $16.5 billion was up 3 days. Accounts payable ended the quarter at $14.8 billion, up 5 days. HP’s dividend payment of $0.08 per share in the fourth quarter resulted in cash usage of $190 million. HP utilized $2.1 billion of cash during the fourth quarter to repurchase approximately 46 million shares of common stock in the open market. HP exited the quarter with $13.4 billion in gross cash.

Outlook
For the first fiscal quarter of 2010, HP estimates revenue of approximately $29.6 billion to $29.9 billion, GAAP diluted EPS in the range of $0.90 to $0.92, and non-GAAP diluted EPS in the range of $1.03 to $1.05. First fiscal quarter 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.13 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

HP estimates full fiscal year 2010 revenue will be approximately $118.0 billion to $119.0 billion, up from its previous estimate of $117.0 billion to $118.0 billion. Full fiscal year 2010 GAAP diluted EPS is expected to be in the range of $3.65 to $3.75, up from its previous estimate of $3.60 to $3.70, and non-GAAP diluted EPS is expected to be in the range of $4.25 to $4.35, up from its previous estimate of $4.20 to $4.30. Full fiscal year 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.60 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges. These estimates for both the first fiscal quarter and full fiscal year of 2010 do not reflect the potential impact of the acquisition of 3Com Corporation that HP announced on Nov. 11, 2009.

Adoption of new accounting pronouncements
In the fourth quarter, HP early adopted two recently released accounting standards related to revenue recognition, Accounting Standards Update (“ASU”) No. 2009-13 and ASU No. 2009-14 for transactions originating or materially modified in fiscal 2009. These accounting changes generally result in earlier revenue recognition than under previous guidance for certain deliverables in multiple-element arrangements. HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of adoption.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q4 FY09 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q42009webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

EDS acquisition
HP completed its acquisition of Electronic Data Systems Corporation on Aug. 26, 2008. Results of, and comparisons to, the three months ended Oct. 31, 2008 include the results of operations of EDS only for the period from Aug. 26, 2008 through Oct. 31, 2008.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July, 31, 2009. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-K for the fiscal year ended October 31, 2009. In particular, determining HP’s actual tax balances and provisions as of October 31, 2009 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at http://www.hp.com/hpinfo/newsroom/.

© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2009(c)	July 31, 2009(c)	October 31, 2008

Net revenue	$30,777	$27,585	$33,603

Costs and expenses(a):
Cost of sales	23,475	21,031	25,853	(d)
Research and development	704	667	842
Selling, general and administrative	2,966	2,874	3,506	(d)
Amortization of purchased intangible assets	400	379	337
In-process research and development charges	1	-	32
Restructuring charges	38	362	251
Acquisition-related charges	60	59	41
Total costs and expenses	27,644	25,372	30,862

Earnings from operations	3,133	2,213	2,741

Interest and other, net	(132)	(177)	(98)

Earnings before taxes	3,001	2,036	2,643

Provision for taxes(b)	589	365	531

Net earnings	$2,412	$1,671	$2,112

Net earnings per share:
Basic	$1.02	$0.70	$0.87
Diluted	$0.99	$0.69	$0.84

Cash dividends declared per share	$-	$0.16	$-

Weighted-average shares used to compute net earnings per share:
Basic	2,366	2,382	2,440
Diluted	2,433	2,436	2,516

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$37	$41	$46
Research and development	10	12	17
Selling, general and administrative	86	94	94
Acquisition-related charges	1	3	-
Total costs and expenses	$134	$150	$157

(b) Tax benefit from stock-based compensation	$(41)	$(51)	$(37)

(c)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

(d)   For the prior year reporting period presented, certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to organizational realignments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2009(c)	2008
	(unaudited)

Net revenue	$114,552	$118,364

Costs and expenses(a) :
Cost of sales	87,524	89,699	(d)
Research and development	2,819	3,543
Selling, general and administrative	11,613	13,326	(d)
Amortization of purchased intangible assets	1,571	967
In-process research and development charges	7	45
Restructuring charges	640	270
Acquisition-related charges	242	41
Total costs and expenses	104,416	107,891

Earnings from operations	10,136	10,473

Interest and other, net	(721)	-

Earnings before taxes	9,415	10,473

Provision for taxes(b)	1,755	2,144

Net earnings	$7,660	$8,329

Net earnings per share:
Basic	$3.21	$3.35
Diluted	$3.14	$3.25

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,388	2,483
Diluted	2,437	2,567

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$178	$152
Research and development	57	72
Selling, general and administrative	374	382
Acquisition-related charges	26	-
Total costs and expenses	$635	$606

(b) Tax benefit from stock-based compensation	$(199)	$(167)

(c)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

(d)   For the prior year reporting period presented, certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to organizational realignments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended October 31, 2009(a)	Diluted earnings per share	Three months ended July 31, 2009(a)	Diluted earnings per share	Three months ended October 31, 2008	Diluted earnings per share

GAAP net earnings	$2,412	$0.99	$1,671	$0.69	$2,112	$0.84

Non-GAAP adjustments:
Amortization of purchased intangible assets	400	0.16	379	0.16	337	0.13
In-process research and development charges	1	-	-	-	32	0.01
Restructuring charges	38	0.02	362	0.15	251	0.10
Acquisition-related charges	60	0.03	59	0.02	41	0.02
Adjustments for taxes	(147)	(0.06)	(232)	(0.10)	(179)	(0.07)

Non-GAAP net earnings	$2,764	$1.14	$2,239	$0.92	$2,594	$1.03

GAAP earnings from operations	$3,133		$2,213		$2,741

Non-GAAP adjustments:
Amortization of purchased intangible assets	400		379		337
In-process research and development charges	1		-		32
Restructuring charges	38		362		251
Acquisition-related charges	60		59		41

Non-GAAP earnings from operations	$3,632		$3,013		$3,402

GAAP operating margin	10%		8%		8%
Non-GAAP adjustments	2%		3%		2%

Non-GAAP operating margin	12%		11%		10%

(a)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31, 2009(a)	Diluted earnings per share	Twelve months ended October 31, 2008	Diluted earnings per share

GAAP net earnings	$7,660	$3.14	$8,329	$3.25

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,571	0.65	967	0.38
In-process research and development charges	7	-	45	0.02
Restructuring charges	640	0.26	270	0.10
Acquisition-related charges	242	0.10	41	0.01
Adjustments for taxes	(727)	(0.30)	(350)	(0.14)

Non-GAAP net earnings	$9,393	$3.85	$9,302	$3.62

GAAP earnings from operations	$10,136		$10,473

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,571		967
In-process research and development charges	7		45
Restructuring charges	640		270
Acquisition-related charges	242		41

Non-GAAP earnings from operations	$12,596		$11,796

GAAP operating margin	9%		9%
Non-GAAP adjustments	2%		1%

Non-GAAP operating margin	11%		10%

(a)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”   As a result, fiscal 2009 net revenues and net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	October 31, 2009	October 31, 2008
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$13,279	$10,153
Short-term investments	55	93
Accounts receivable	16,537	16,928
Financing receivables	2,675	2,314
Inventory	6,128	7,879
Other current assets	13,865	14,361

Total current assets	52,539	51,728

Property, plant and equipment	11,262	10,838

Long-term financing receivables and other assets	11,289	10,468

Goodwill and purchased intangible assets	39,709	40,297

Total assets	$114,799	$113,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$1,850	$10,176
Accounts payable	14,809	14,917
Employee compensation and benefits	4,071	4,159
Taxes on earnings	910	869
Deferred revenue	6,182	6,287
Other accrued liabilities	15,181	16,531

Total current liabilities	43,003	52,939

Long-term debt	13,980	7,676
Other liabilities	17,299	13,774

Stockholders' equity	40,517	38,942

Total liabilities and stockholders' equity	$114,799	$113,331

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended October 31, 2009	Twelve months ended October 31, 2009

Cash flows from operating activities:
Net earnings(a)	$2,412	$7,660
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,227	4,773
Stock-based compensation expense	134	635
Provision for bad debt and inventory	104	566
In-process research and development charges	1	7
Restructuring charges	38	640
Deferred taxes on earnings	107	379
Excess tax benefit from stock-based compensation	(95)	(162)
Other, net	(19)	(20)

Changes in assets and liabilities:
Accounts and financing receivables	(2,184)	(549)
Inventory	(311)	1,532
Accounts payable	2,075	(153)
Taxes on earnings	(146)	557
Restructuring	(393)	(1,237)
Other assets and liabilities	483	(1,249)
Net cash provided by operating activities	3,433	13,379

Cash flows from investing activities:
Investment in property, plant and equipment	(946)	(3,695)
Proceeds from sale of property, plant and equipment	94	495
Purchases of available-for-sale securities and other investments	(55)	(160)
Maturities and sales of available-for-sale securities and other investments	68	171
Payments made in connection with business acquisitions, net	(43)	(391)
Net cash used in investing activities	(882)	(3,580)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	10	(6,856)
Issuance of debt	22	6,800
Payment of debt	(1,529)	(2,710)
Issuance of common stock under employee stock plans	901	1,837
Repurchase of common stock	(2,102)	(5,140)
Excess tax benefit from stock-based compensation	95	162
Dividends	(190)	(766)
Net cash used in financing activities	(2,793)	(6,673)

(Decrease) increase in cash and cash equivalents	(242)	3,126
Cash and cash equivalents at beginning of period	13,521	10,153
Cash and cash equivalents at end of period	$13,279	$13,279

(a)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net earnings were higher by $55 million.  Fourth quarter fiscal 2009 net earnings were higher by $19 million.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31, 2009(b)	July 31, 2009(b)	October 31, 2008(c)

Net revenue:

Services(a)	$8,926	$8,520	$8,277
Enterprise Storage and Servers	4,218	3,735	5,059
HP Software	967	847	1,148
Technology Solutions Group	14,111	13,102	14,484
Personal Systems Group	9,862	8,441	11,179
Imaging and Printing Group	6,454	5,660	7,572
HP Financial Services	726	670	691
Corporate Investments	191	193	246
Total Segments	31,344	28,066	34,172
Eliminations of intersegment net revenue and other	(567)	(481)	(569)

Total HP Consolidated	$30,777	$27,585	$33,603

Earnings (Loss) from operations:

Services(a)	$1,444	$1,302	$945
Enterprise Storage and Servers	481	381	705
HP Software	234	153	211
Technology Solutions Group	2,159	1,836	1,861
Personal Systems Group	460	387	616
Imaging and Printing Group	1,171	960	1,155
HP Financial Services	66	53	51
Corporate Investments	(8)	(10)	9
Total Segments	3,848	3,226	3,692

Corporate and unallocated costs and eliminations	(100)	(81)	(153)
Unallocated costs related to stock-based compensation expense	(116)	(132)	(137)
Amortization of purchased intangible assets	(400)	(379)	(337)
In-process research and development charges	(1)	-	(32)
Restructuring charges	(38)	(362)	(251)
Acquisition-related charges	(60)	(59)	(41)
Interest and other, net	(132)	(177)	(98)

Total HP Consolidated Earnings Before Taxes	$3,001	$2,036	$2,643

(a) Includes the results of EDS which was acquired on August 26, 2008.

(b)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly segment results have been restated to reflect the impact of the adoption.  The adoption primarily impacted the Services and Enterprise Storage and Servers financial reporting segments.

(c)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended October 31,
	2009(b)	2008(c)

Net revenue:

Services(a)	$34,693	$20,977
Enterprise Storage and Servers	15,359	19,400
HP Software	3,572	4,220
Technology Solutions Group	53,624	44,597
Personal Systems Group	35,305	42,295
Imaging and Printing Group	24,011	29,614
HP Financial Services	2,673	2,698
Corporate Investments	768	965
Total Segments	116,381	120,169
Eliminations of intersegment net revenue and other	(1,829)	(1,805)

Total HP Consolidated	$114,552	$118,364

Earnings (Loss) from operations:

Services(a)	$5,044	$2,518
Enterprise Storage and Servers	1,518	2,577
HP Software	684	499
Technology Solutions Group	7,246	5,594
Personal Systems Group	1,661	2,375
Imaging and Printing Group	4,310	4,559
HP Financial Services	206	192
Corporate Investments	(56)	49
Total Segments	13,367	12,769

Corporate and unallocated costs and eliminations	(219)	(461)
Unallocated costs related to stock-based compensation expense	(552)	(512)
Amortization of purchased intangible assets	(1,571)	(967)
In-process research and development charges	(7)	(45)
Restructuring charges	(640)	(270)
Acquisition-related charges	(242)	(41)
Interest and other, net	(721)	-

Total HP Consolidated Earnings Before Taxes	$9,415	$10,473

(a) Includes the results of EDS which was acquired on August 26, 2008.

(b)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly segment results have been restated to reflect the impact of the adoption.  The adoption primarily impacted the Services and Enterprise Storage and Servers financial reporting segments.

(c)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31, 2009(b)	July 31, 2009(b)	October 31, 2008(c)

Net revenue:

Infrastructure technology outsourcing	$4,084	$3,967	$3,531
Technology services	2,493	2,404	2,657
Application services	1,538	1,399	1,427
Business process outsourcing	778	711	604
Other	33	39	58
Services(a)	8,926	8,520	8,277
Industry standard servers	2,669	2,316	2,977
Storage	918	824	1,147
Business critical systems	631	595	935
Enterprise Storage and Servers	4,218	3,735	5,059
Business technology optimization	660	563	786
Other software	307	284	362
HP Software	967	847	1,148
Technology Solutions Group	14,111	13,102	14,484
Notebooks	5,794	4,803	6,270
Desktops	3,481	3,098	4,149
Workstations	342	299	470
Handhelds	36	32	79
Other	209	209	211
Personal Systems Group	9,862	8,441	11,179
Supplies	4,430	3,949	4,808
Commercial Hardware	1,261	1,085	1,846
Consumer Hardware	763	626	918
Imaging and Printing Group	6,454	5,660	7,572
HP Financial Services	726	670	691
Corporate Investments	191	193	246
Total Segments	31,344	28,066	34,172

Eliminations of intersegment net revenue and other	(567)	(481)	(569)

Total HP Consolidated	$30,777	$27,585	$33,603

(a)   Includes the results of EDS, which was acquired on August 26, 2008. The businesses included in the former consulting and integration business unit were divided among the application services and technology services business units and the HP software segment. The businesses included in the former outsourcing services business unit were divided among the infrastructure technology outsourcing and business process outsourcing business units. The infrastructure technology outsourcing, application services and business process outsourcing business units were added with the technology services business unit,and these four business units now comprise the Services segment.

(b)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly segment results have been restated to reflect the impact of the adoption.  The adoption primarily impacted the Services and Enterprise Storage and Servers financial reporting segments.

(c)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, revenue was transferred among the business units within the Services, HP Software, Imaging and Printing Group, and Personal Systems Group segments. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, HP Financial Services and Corporate Investments segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended October 31,
	2009(b)	2008(c)

Net revenue:

Infrastructure technology outsourcing	$15,751	$7,488
Technology services	9,789	10,297
Application services	6,032	2,411
Business process outsourcing	2,941	723
Other	180	58
Services(a)	34,693	20,977
Industry standard servers	9,296	11,657
Storage	3,473	4,205
Business critical systems	2,590	3,538
Enterprise Storage and Servers	15,359	19,400
Business technology optimization	2,385	2,792
Other software	1,187	1,428
HP Software	3,572	4,220
Technology Solutions Group	53,624	44,597
Notebooks	20,210	22,657
Desktops	12,864	16,643
Workstations	1,261	1,885
Handhelds	172	360
Other	798	750
Personal Systems Group	35,305	42,295
Supplies	16,532	18,472
Commercial Hardware	4,778	7,422
Consumer Hardware	2,701	3,720
Imaging and Printing Group	24,011	29,614
HP Financial Services	2,673	2,698
Corporate Investments	768	965
Total Segments	116,381	120,169

Eliminations of intersegment net revenue and other	(1,829)	(1,805)

Total HP Consolidated	$114,552	$118,364

(a)   Includes the results of EDS, which was acquired on August 26, 2008. The businesses included in the former consulting and integration business unit were divided among the application services and technology services business units and the HP software segment. The businesses included in the former outsourcing services business unit were divided among the infrastructure technology outsourcing and business process outsourcing business units. The infrastructure technology outsourcing, application services and business process outsourcing business units were added with the technology services business unit, and these four business units now comprise the Services segment.

(b)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly segment results have been restated to reflect the impact of the adoption.  The adoption primarily impacted the Services and Enterprise Storage and Servers financial reporting segments.

(c)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, revenue was transferred among the business units within the Services, HP Software, Imaging and Printing Group, and Personal Systems Group segments. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, HP Financial Services and Corporate Investments segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2009(c)	July 31, 2009(c)	October 31, 2008

Numerator:
Net earnings	$2,412	$1,671	$2,112
Adjustment for interest expense on zero-coupon subordinated
convertible notes, net of taxes	-	-	-

Net earnings, adjusted	$2,412	$1,671	$2,112

Denominator:
Weighted-average shares used to compute basic EPS	2,366	2,382	2,440
Effect of dilutive securities:
Dilution from employee stock plans	67	54	76
Zero-coupon subordinated convertible notes	-	-	-
Dilutive potential common shares	67	54	76

Weighted-average shares used to compute diluted EPS	2,433	2,436	2,516

Net earnings per share:
Basic(a)	$1.02	$0.70	$0.87
Diluted(b)	$0.99	$0.69	$0.84

(a) HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)   The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and vesting of restricted stock units, except when such issuances would be anti-dilutive.

(c)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(In millions except per share amounts)

	Twelve months ended October 31,
	2009(c)	2008
	(unaudited)

Numerator:
Net earnings	$7,660	$8,329
Adjustment for interest expense on zero-coupon subordinated
convertible notes, net of taxes	-	3

Net earnings, adjusted	$7,660	$8,332

Denominator:
Weighted-average shares used to compute basic EPS	2,388	2,483
Effect of dilutive securities:
Dilution from employee stock plans	49	81
Zero-coupon subordinated convertible notes	-	3
Dilutive potential common shares	49	84

Weighted-average shares used to compute diluted EPS	2,437	2,567

Net earnings per share:
Basic(a)	$3.21	$3.35
Diluted(b)	$3.14	$3.25

(a) HP's basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)   The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

(c)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2009(c)	July 31, 2009(c)	October 31, 2008

Numerator:
Non-GAAP net earnings	$2,764	$2,239	$2,594
Adjustment for interest expense on zero-coupon subordinated
convertible notes, net of taxes	-	-	-

Non-GAAP net earnings, adjusted	$2,764	$2,239	$2,594

Denominator:
Weighted-average shares used to compute basic EPS	2,366	2,382	2,440
Effect of dilutive securities:
Dilution from employee stock plans	67	54	76
Zero-coupon subordinated convertible notes	-	-	-
Dilutive potential common shares	67	54	76

Weighted-average shares used to compute diluted EPS	2,433	2,436	2,516

Non-GAAP net earnings per share:
Basic(a)	$1.17	$0.94	$1.06
Diluted(b)	$1.14	$0.92	$1.03

(a) HP's basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)   HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and vesting of restricted stock units, except when such issuances would be anti-dilutive.

(c)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and Non-GAAP net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and Non-GAAP net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31,
	2009(c)	2008

Numerator:
Non-GAAP net earnings	$9,393	$9,302
Adjustment for interest expense on zero-coupon subordinated
convertible notes, net of taxes	-	3

Non-GAAP net earnings, adjusted	$9,393	$9,305

Denominator:
Weighted-average shares used to compute basic EPS	2,388	2,483
Effect of dilutive securities:
Dilution from employee stock plans	49	81
Zero-coupon subordinated convertible notes	-	3
Dilutive potential common shares	49	84

Weighted-average shares used to compute diluted EPS	2,437	2,567

Non-GAAP net earnings per share:
Basic(a)	$3.93	$3.75
Diluted(b)	$3.85	$3.62

(a) HP's basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)   HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

(c)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and Non-GAAP net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and Non-GAAP net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
RESTATED CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2009(a)	April 30, 2009(a)	January 31, 2009(a)
	(Restated)	(Restated)	(Restated)

Net revenue	$27,585	$27,383	$28,807

Costs and expenses:
Cost of sales	21,031	20,945	22,073
Research and development	667	716	732
Selling, general and administrative	2,874	2,880	2,893
Amortization of purchased intangible assets	379	380	412
In-process research and development charges	-	-	6
Restructuring charges	362	94	146
Acquisition-related charges	59	75	48
Total costs and expenses	25,372	25,090	26,310

Earnings from operations	2,213	2,293	2,497

Interest and other, net	(177)	(180)	(232)

Earnings before taxes	2,036	2,113	2,265

Provision for taxes	365	392	409

Net earnings	$1,671	$1,721	$1,856

Net earnings per share:
Basic	$0.70	$0.72	$0.77
Diluted	$0.69	$0.71	$0.75

Cash dividends declared per share	$0.16	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,382	2,394	2,410
Diluted	2,436	2,438	2,464

Impact from adoption of ASU No. 2009-13 and ASU No. 2009-14 was as follows:
Net Revenue	$134	$32	$7
Cost of Sales	95	26	4
Earnings before taxes	39	6	3
Net earnings	$29	$5	$2
Net earnings per share	$0.02	$0.01	$-

(a)   In the fourth quarter of fiscal 2009, HP early adopted Accounting Standards Update (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements” and ASU No. 2009-14, “Certain Revenue Arrangements That Include Software Elements.”  As a result, fiscal 2009 net revenues and net earnings were higher by $255 million and $55 million, respectively.  Fourth quarter fiscal 2009 net revenues and net earnings were higher by $82 million and $19 million, respectively.  HP adopted these standards as of the beginning of fiscal 2009; therefore the previously reported quarterly results have been restated to reflect the impact of the adoption.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●
Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

●
Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

●
In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

●
Beginning in the fourth quarter of fiscal 2008, HP incurred costs related to its acquisition of Electronic Data Systems Corporation (“EDS”), some of which were treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses relating to the EDS acquisition for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●
Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●
Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

●
Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.